Exhibit 99.1

More information: Torrey Martin SVP, Communications and Corporate Development 203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE QUARTER

ENDED MARCH 31, 2014

REPORTS $70.5 MILLION IN QUARTERLY ADJUSTED EBITDA

REAFFIRMS 2014 GUIDANCE

STAMFORD, Conn., April 24, 2014 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three month period ended March 31, 2014 (“first quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Affinion Holdings”).

“The first quarter 2014 results are consistent with our expectations for continued growth in our International and Loyalty businesses for the full year,” said Todd Siegel, Affinion’s Chief Executive Officer. “We also continue to see the lessening in the rate of decline in our North American Membership revenue and the stabilization of our Insurance and Package business.”

“In addition, based on the number of meaningful opportunities across our businesses, we executed against our plan to increase our level of marketing investment in the first quarter, relative to the first quarter of 2013,” continued Siegel. “These investments are expected to continue to drive revenue growth in future periods, however the increased expenses this quarter had the effect of lowering our LTM Adjusted EBITDA compared to where we ended 2013. Nevertheless, even with the impact of the additional marketing on our results this quarter, as a result of our investments and the performance of the core business, we reaffirm our expectation that full-year 2014 Adjusted EBITDA will be flat to modestly higher than the prior year.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures.

First Quarter Net Revenues

•	Net revenues for the first quarter of 2014 decreased 7.5%, from $347.4 million in the first quarter of 2013 to $321.4 million, due primarily to the expected declines in North American products revenues partially offset by growth in International revenue.

•	The decrease in overall net revenues was due principally to North American Membership, which continued to decline in a manner consistent with the Company’s expectations due to the previously disclosed reduction in new marketing campaigns with the Company’s large domestic financial institution partners, as well as lower Insurance revenues primarily due to a higher cost of insurance.

•	International revenue increased due to the benefit of increased marketing spend in the prior several quarters.

First Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) decreased 17.5%, from $85.5 million in the first quarter of 2013 to $70.5 million in the current year period.

•	Segment EBITDA decreased 46.8%, from $71.4 million in the first quarter of 2013 to $38.0 million. The decrease largely relates to lower net revenues in North America, higher marketing and commission expense and costs related to the ongoing resolution of previously disclosed litigation matters partially offset by an increase in International net revenues and cost savings initiatives in Membership.

•	As compared to Segment EBITDA, first quarter Adjusted EBITDA reflects the exclusion of, among other items, $15.0 million in costs relating to the ongoing resolution of previously disclosed litigation matters primarily due to an accrual recorded in our International segment to resolve a historic sales practice, $6.9 million in costs related primarily to the restructuring of certain operations including related severance costs, $5.0 million of stock compensation expense and $4.7 million in costs related to the previously disclosed conversion to a new carrier relationship.

Segment Commentary

North America:

Membership products revenue decreased $27.6 million, from $143.7 million to $116.1 million, or 19.2%, as compared to the first quarter of 2013. Net Membership revenues decreased primarily due to lower volumes in connection with the ongoing reduction in new marketing campaigns with large domestic financial institution partners. Membership Segment EBITDA decreased $9.4 million, from $23.7 million to $14.3 million, or 39.7%, as compared to the first quarter of 2013, as lower marketing and commission expense, lower product and servicing costs and cost savings initiatives were more than offset by the impact of lower revenues.

Insurance and Package products revenue decreased $5.7 million, from $76.6 million to $70.9 million, or 7.4%, as compared to the first quarter of 2013, due primarily to a higher cost of insurance as a result of higher claims experience in the quarter and lower Package revenue as a result of lower volumes of Package subscribers. Insurance and Package Segment EBITDA decreased $7.9 million, from $29.2 million to $21.3 million, or 27.1%, as compared to the first quarter of 2013, due to lower revenues and higher marketing costs incurred in the quarter.

Loyalty products revenue decreased $1.3 million, from $42.7 million to $41.4 million, or 3.0%, as compared to the first quarter of 2013, as revenue from higher travel volumes was more than offset by lower revenues from the timing of programming fee based revenue and the mix shift in redemptions. Loyalty Segment EBITDA decreased $1.7 million, from $16.7 million to $15.0 million, or 10.2%, as compared to the first quarter of 2013, primarily due to the decrease in net revenues and higher start-up costs for new initiatives.

International:

International revenue increased $8.6 million, from $84.9 million to $93.5 million, or 10.1%, as compared to the first quarter of 2013 due to higher retail member volumes from both the Company’s online and offline acquisition channels, and a $2.1 million favorable impact from foreign exchange. International Segment EBITDA decreased $12.8 million, from $5.8 million to a $7.0 million loss, as an accrual for the regulatory matter referred to above and higher marketing and commissions costs more than offset the higher revenues and cost savings initiatives.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at March 31, 2014, see the note in Table 2.

At March 31, 2014, Affinion had $1,081.9 million outstanding under its term loan facility, $472.9 million outstanding under its senior notes (net of discounts) due in 2018, $2.6 million outstanding under its senior subordinated notes due in 2015, and $352.3 million outstanding under the Affinion Investments LLC senior subordinated notes (net of discounts) due in 2018.

At March 31, 2014, there were borrowings against the Company’s revolving credit facility of $58.0 million and $92.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $14.9 million in letters of credit.

At March 31, 2014, the Company had $28.0 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At March 31, 2014, Affinion Holdings had $268.0 million outstanding under its senior PIK toggle notes (net of discounts) due in 2018 and $32.2 million outstanding under its senior notes due in 2015, in addition to Affinion’s debt instruments.

At March 31, 2014, Affinion Holdings had $28.4 million of unrestricted cash on hand, of which $0.4 million resides at Affinion Holdings.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion Group, Inc. will hold an informational call to discuss the results for the quarter ended March 31, 2014 at 10 a.m. (ET) on Thursday, April 24, 2014. The conference call will be broadcast live and can be accessed by dialing 1.866.394.8483 (domestic) or 1.706.758.1455 (international) and entering passcode 26174631. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an online Web simulcast of its conference call. The Web simulcast will be available online by visiting http://www.affinion.com/ir. A telephonic replay of the call will be available through midnight April 28, 2014 by dialing 1.855.859.2056 (domestic) or 1.404.537.3406 (international) and entering passcode 26174631.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended March 31, 2014 to the unaudited consolidated results of operations for the three month period ended March 31, 2013.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,670 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 3,925 employees and has marketing capabilities in 19 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, and Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2013. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended March 31,
	2014	2013

Global Average Subscribers, excluding Basic Insureds	40,196	42,579
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$27.49	$28.71

Global Membership Subscribers
Average Global Retail Subscribers (2)	7,906	9,597
Annualized Net Revenue Per Global Average Subscriber (1)	$85.08	$78.90

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	28,472	28,947
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$6.78	$7.45

Global Insureds
Average Supplemental Insureds (2)	3,818	4,035
Annualized Net Revenue Per Supplemental Insured (1)	$62.67	$61.85

Global Average Subscribers, including Basic Insureds	60,556	63,787

(1)	Annualized Net Revenue Per Global Average Subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber's or insured's, as applicable, revenues are no longer recognized in the calculation.
(2)	Average Global Subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber's or insured's, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(In millions, except share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$28.0	$19.6
Restricted cash	38.6	36.6
Receivables (net of allowances for doubtful accounts of $8.9 and $11.8, respectively)	136.6	132.5
Profit-sharing receivables from insurance carriers	68.0	64.7
Prepaid commissions	39.5	37.5
Income taxes receivable	1.0	2.6
Other current assets	80.9	87.4

Total current assets	392.6	380.9
Property and equipment, net	143.6	140.4
Contract rights and list fees, net	18.7	19.1
Goodwill	606.6	606.3
Other intangibles, net	138.4	153.8
Receivables from related parties	21.4	21.5
Other non-current assets	58.3	62.5

Total assets	$1,379.6	$1,384.5

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.6	$11.7
Accounts payable and accrued expenses	409.6	391.2
Payables to related parties	42.7	40.1
Deferred revenue	104.3	105.4
Income taxes payable	4.9	4.3

Total current liabilities	573.1	552.7
Long-term debt	1,956.7	1,947.1
Deferred income taxes	78.1	74.5
Deferred revenue	9.9	10.4
Other long-term liabilities	35.2	36.8

Total liabilities	2,653.0	2,621.5

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	102.6
Accumulated deficit	(1,382.6)	(1,346.4)
Accumulated other comprehensive income	5.4	5.7

Total Affinion Group, Inc. deficit	(1,274.6)	(1,238.1)
Non-controlling interest in subsidiary	1.2	1.1

Total deficit	(1,273.4)	(1,237.0)

Total liabilities and deficit	$1,379.6	$1,384.5

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. ("Affinion") and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc. or the $292.8 million 13.75%/14.5% Senior Secured PIK/Toggle Notes due 2018 issued as part of the debt exchange offer on December 12, 2013, as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2013. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility (increased in December 2012 to $165.0 million) and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion's amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives. As part of the debt exchange offer on December 12, 2013, Affinion Investments, LLC, a wholly-owned subsidiary of the Company, issued $360.0 million in face value of 13.5% senior subordinated notes due in 2018 in exchange for $352.9 million in aggregate face principal amount of the existing senior subordinated notes due in 2015.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(In millions)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Net revenues	$321.4	$347.4

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	125.4	117.7
Operating costs	108.0	116.2
General and administrative	50.1	42.1
Facility exit costs	(0.1)	—
Depreciation and amortization	25.0	29.6

Total expenses	308.4	305.6

Income from operations	13.0	41.8
Interest income	0.2	0.1
Interest expense	(45.1)	(41.4)
Other income, net	—	0.1

Income (loss) before income taxes and non-controlling interest	(31.9)	0.6
Income tax expense	(4.2)	(5.1)

Net loss	(36.1)	(4.5)
Less: net (income) loss attributable to non-controlling interest	(0.1)	0.1

Net loss attributable to Affinion Group, Inc.	$(36.2)	$(4.4)

Net loss	$(36.1)	$(4.5)
Currency translation adjustment, net of tax	(0.3)	(1.7)

Comprehensive loss	(36.4)	(6.2)
Less: comprehensive (income) loss attributable to non-controlling interest	(0.1)	0.2

Comprehensive loss attributable to Affinion Group, Inc.	$(36.5)	$(6.0)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(In millions)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Operating Activities
Net loss	$(36.1)	$(4.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25.0	29.6
Amortization of debt discount and financing costs	2.9	2.5
Share-based compensation	5.0	2.5
Deferred income taxes	3.0	3.3
Net change in assets and liabilities:
Restricted cash	(1.9)	(0.3)
Receivables	(3.9)	(9.9)
Profit-sharing receivables from insurance carriers	(3.3)	(8.0)
Prepaid commissions	(1.9)	4.6
Other current assets	6.5	1.2
Contract rights and list fees	0.2	0.4
Other non-current assets	2.4	0.1
Accounts payable and accrued expenses	21.5	26.0
Payables to related parties	(2.3)	(4.2)
Deferred revenue	(1.6)	(3.0)
Income taxes receivable and payable	2.2	1.4
Other long-term liabilities	(1.6)	(0.7)
Other, net	(0.1)	3.6

Net cash provided by operating activities	16.0	44.6

Investing Activities
Capital expenditures	(14.1)	(8.8)
Restricted cash	—	(0.1)
Acquisition-related payments, net of cash acquired	—	(0.9)

Net cash used in investing activities	(14.1)	(9.8)

Financing Activities
Borrowings under revolving credit facility, net	12.0	—
Principal payments on borrowings	(2.9)	(3.0)
Financing costs	(2.7)	—

Net cash provided by (used in) financing activities	6.4	(3.0)

Effect of changes in exchange rates on cash and cash equivalents	0.1	(1.2)

Net increase in cash and cash equivalents	8.4	30.6
Cash and cash equivalents, beginning of period	19.6	32.5

Cash and cash equivalents, end of period	$28.0	$63.1

Supplemental Disclosure of Cash Flow Information:
Interest payments	$28.8	$17.4

Income tax payments, net of refunds	$(1.0)	$0.4

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2014	March 31, 2013	Increase (Decrease)	March 31, 2014	March 31, 2013	Increase (Decrease)
Affinion North America
Membership products	$116.1	$143.7	$(27.6)	$14.3	$23.7	$(9.4)
Insurance and package products	70.9	76.6	(5.7)	21.3	29.2	(7.9)
Loyalty products	41.4	42.7	(1.3)	15.0	16.7	(1.7)
Eliminations	(0.5)	(0.5)	—	—	—	—

Total North America	227.9	262.5	(34.6)	50.6	69.6	(19.0)
Affinion International
International products	93.5	84.9	8.6	(7.0)	5.8	(12.8)

Total products	321.4	347.4	(26.0)	43.6	75.4	(31.8)
Corporate	—	—	—	(5.6)	(4.0)	(1.6)
Impairment of goodwill and other long-lived assets	—	—	—	—	—	—

Total	$321.4	$347.4	$(26.0)	38.0	71.4	(33.4)

Depreciation and amortization				(25.0)	(29.6)	4.6

Income from operations				$13.0	$41.8	$(28.8)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended March 31, 2014 and the three months ended March 31, 2014 and 2013 to our Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2014 (a)	For the Three Months Ended March 31,
		2014	2013
Net cash provided by operating activities	$12.9	$16.0	$44.6
Interest expense, net	168.7	44.9	41.3
Income tax expense	12.7	4.2	5.1
Amortization of debt discount and financing costs	(10.5)	(2.9)	(2.5)
Provision for loss on accounts receivable	(2.7)	—	—
Deferred income taxes	(7.0)	(3.0)	(3.3)
Changes in assets and liabilities	21.8	(16.2)	(11.2)
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	35.7	20.3	6.9
Other, net (c)	46.7	7.2	4.6

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	278.3	$70.5	$85.5

Effect of the pro forma adjustments (f)	14.4

Adjusted EBITDA, including pro forma adjustments (g)	$292.7

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and acquisition of Boyner Bireysel Urunler Satis ve Pazarlama A.S. ("Back-Up"), a Turkish provider of concierge and other assistance services and a sister company, Bofis Turizm ve Ticaret A.S. ("Travel"), a Turkish travel agency, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing Affinion's 7.875% senior notes due 2018 (the "2010 senior notes") and Affinion's 13.5% senior subordinated notes due 2018 (the "2013 senior subordinated notes").
(f)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives as if such restructurings and cost savings initiatives had occurred on April 1, 2013.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2014 and the three months ended March 31, 2014 and 2013 to our Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2014 (a)	For the Three Months Ended March 31,
		2014	2013
Net loss attributable to Affinion Group, Inc.	$(121.4)	$(36.2)	$(4.4)
Interest expense, net	168.7	44.9	41.3
Income tax expense	12.7	4.2	5.1
Non-controlling interest	0.6	0.1	(0.1)
Other income, net	—	—	(0.1)
Depreciation and amortization	109.3	25.0	29.6
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	3.3	—	1.3
Certain legal costs (c)	21.6	15.0	0.9
Net cost savings (d)	10.8	5.3	4.7
Other, net (e)	72.7	12.2	7.2

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	278.3	$70.5	$85.5

Effect of the pro forma adjustments (h)	14.4

Adjusted EBITDA, including pro forma adjustments (i)	$292.7

Interest coverage ratio (j)	1.65

Senior secured leverage ratio (k)	3.83

Fixed charge coverage ratio (l)	1.84

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the intangible assets and property and equipment of Prospectiv Direct, Inc. ("Prospectiv"), (ix) the impact of an adjustment related to the recognition of International retail revenue and (x) debt refinancing expenses.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 2010 senior notes and 2013 senior subordinated notes.
(h)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives as if such restructurings and cost savings initiatives had occurred on April 1, 2013.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)	The interest coverage ratio is defined in our amended and restated senior secured credit facility, as amended on December 12, 2013 (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be equal to or greater than 1.25 to 1.0 at March 31, 2014.
(k)	The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on December 12, 2013 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at March 31, 2014.
(l)	The fixed charge coverage ratio is defined in the indentures governing our 2010 senior notes and 2013 senior subordinated notes (consolidated cash flows, as defined, which is computed with the same addbacks as in Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2014 and the three months ended March 31, 2014 and 2013 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended March 31, 2014 (a)	For the Three Months Ended March 31,
		2014	2013
Net loss attributable to Affinion Group, Inc.	$(121.4)	$(36.2)	$(4.4)
Interest expense, net	168.7	44.9	41.3
Income tax expense	12.7	4.2	5.1
Non-controlling interest	0.6	0.1	(0.1)
Other income, net	—	—	(0.1)
Depreciation and amortization	109.3	25.0	29.6

Segment EBITDA	$169.9	$38.0	$71.4

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(In millions, except share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$28.4	$20.1
Restricted cash	38.6	36.6
Receivables (net of allowances for doubtful accounts of $8.9 and $11.8, respectively)	136.6	132.5
Profit-sharing receivables from insurance carriers	68.0	64.7
Prepaid commissions	39.5	37.5
Income taxes receivable	1.0	2.6
Other current assets	80.9	87.4

Total current assets	393.0	381.4
Property and equipment, net	143.6	140.4
Contract rights and list fees, net	18.7	19.1
Goodwill	606.6	606.3
Other intangibles, net	138.4	153.8
Other non-current assets	62.9	67.2

Total assets	$1,363.2	$1,368.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.6	$11.7
Accounts payable and accrued expenses	427.2	398.4
Deferred revenue	104.3	105.4
Income taxes payable	4.9	4.3

Total current liabilities	548.0	519.8
Long-term debt	2,256.9	2,246.5
Deferred income taxes	78.1	74.5
Deferred revenue	9.9	10.4
Other long-term liabilities	35.2	36.8

Total liabilities	2,928.1	2,888.0

Commitments and contingencies

Deficit:
Common stock, $0.01 par value, 540,000,000 shares authorized, 85,129,859 shares issued and 84,913,613 shares outstanding	0.9	0.9
Additional paid-in capital	140.6	136.6
Warrants	25.8	25.8
Accumulated deficit	(1,737.7)	(1,688.8)
Accumulated other comprehensive income	5.4	5.7
Treasury stock, at cost, 216,246 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,566.1)	(1,520.9)
Non-controlling interest in subsidiary	1.2	1.1

Total deficit	(1,564.9)	(1,519.8)

Total liabilities and deficit	$1,363.2	$1,368.2

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(In millions)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Net revenues	$321.4	$347.4

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	125.4	117.7
Operating costs	108.0	116.2
General and administrative	50.2	42.2
Facility exit costs	(0.1)	—
Depreciation and amortization	25.0	29.6

Total expenses	308.5	305.7

Income from operations	12.9	41.7
Interest income	0.1	0.1
Interest expense	(57.6)	(51.4)
Other income, net	—	0.1

Loss before income taxes and non-controlling interest	(44.6)	(9.5)
Income tax expense	(4.2)	(5.1)

Net loss	(48.8)	(14.6)
Less: net (income) loss attributable to non-controlling interest	(0.1)	0.1

Net loss attributable to Affinion Group Holdings, Inc.	$(48.9)	$(14.5)

Net loss	$(48.8)	$(14.6)
Currency translation adjustment, net of tax	(0.3)	(1.7)

Comprehensive loss	(49.1)	(16.3)
Less: comprehensive (income) loss attributable to non-controlling interest	(0.1)	0.2

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(49.2)	$(16.1)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(In millions)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Operating Activities
Net loss	$(48.8)	$(14.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25.0	29.6
Amortization of debt discount and financing costs	3.8	3.1
Share-based compensation	5.0	2.5
Deferred income taxes	3.0	3.3
Net change in assets and liabilities:
Restricted cash	(1.9)	(0.3)
Receivables	(3.9)	(9.9)
Profit-sharing receivables from insurance carriers	(3.3)	(8.0)
Prepaid commissions	(1.9)	4.6
Other current assets	6.5	1.2
Contract rights and list fees	0.3	0.4
Other non-current assets	2.4	0.1
Accounts payable and accrued expenses	30.9	31.4
Payables to related parties	(0.1)	(0.1)
Deferred revenue	(1.6)	(3.0)
Income taxes receivable and payable	2.2	1.4
Other long-term liabilities	(1.6)	(0.7)
Other, net	(0.1)	3.6

Net cash provided by operating activities	15.9	44.6

Investing Activities
Capital expenditures	(14.1)	(8.8)
Restricted cash	—	(0.1)
Acquisition-related payments, net of cash acquired	—	(0.9)

Net cash used in investing activities	(14.1)	(9.8)

Financing Activities
Borrowings under revolving credit facility, net	12.0	—
Principal payments on borrowings	(2.9)	(3.0)
Financing costs	(2.7)	—

Net cash provided by (used in) provided by financing activities	6.4	(3.0)

Effect of changes in exchange rates on cash and cash equivalents	0.1	(1.2)

Net increase in cash and cash equivalents	8.3	30.6
Cash and cash equivalents, beginning of period	20.1	51.9

Cash and cash equivalents, end of period	$28.4	$82.5

Supplemental Disclosure of Cash Flow Information:
Interest payments	$28.8	$17.4

Income tax payments, net of refunds	$(1.0)	$0.4

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2014	March 31, 2013	Increase (Decrease)	March 31, 2014	March 31, 2013	Increase (Decrease)
Affinion North America
Membership products	$116.1	$143.7	$(27.6)	$14.3	$23.7	$(9.4)
Insurance and package products	70.9	76.6	(5.7)	21.3	29.2	(7.9)
Loyalty products	41.4	42.7	(1.3)	15.0	16.7	(1.7)
Eliminations	(0.5)	(0.5)	—	—	—	—

Total North America	227.9	262.5	(34.6)	50.6	69.6	(19.0)
Affinion International
International products	93.5	84.9	8.6	(7.0)	5.8	(12.8)

Total products	321.4	347.4	(26.0)	43.6	75.4	(31.8)
Corporate	—	—	—	(5.7)	(4.1)	(1.6)
Impairment of goodwill and other long-lived assets	—	—	—	—	—	—

Total	$321.4	$347.4	$(26.0)	37.9	71.3	(33.4)

Depreciation and amortization				(25.0)	(29.6)	4.6

Income from operations				$12.9	$41.7	$(28.8)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings' consolidated net cash provided by (used in) operating activities for the twelve months ended March 31, 2014 and three months ended March 31, 2014 and 2013 to Affinion Holdings' Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2014 (a)	2014	2013
Net cash provided by (used in) operating activities	$(27.5)	$15.9	$44.6
Interest expense, net	212.3	57.5	51.3
Income tax expense	12.7	4.2	5.1
Amortization of debt discount and financing costs	(13.4)	(3.8)	(3.1)
Provision for loss on accounts receivable	(2.7)	—	—
Deferred income taxes	(7.0)	(3.0)	(3.3)
Changes in assets and liabilities	21.2	(27.9)	(20.7)
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	35.7	20.3	6.9
Other, net (c)	46.9	7.3	4.7

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	278.2	$70.5	$85.5

Effect of the pro forma adjustments (f)	14.4

Adjusted EBITDA, including pro forma adjustments (g)	$292.6

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2013 in calculating the Adjusted EBITDA under Affinion's amended and restated senior secured credit facility and the indentures governing the 2010 senior notes, the 2013 senior subordinated notes and the Holdings 13.75%/14.5% PIK/toggle senior notes due 2018 (the "PIK/toggle senior notes").
(f)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives as if such restructurings and cost savings initiatives had occurred on April 1, 2013.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 11 - cont’d

Set forth below is a reconciliation of Affinion Holdings' consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended March 31, 2014 and three months ended March 31, 2014 and 2013 to Affinion Holdings' Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2014 (a)	For the Three Months Ended March 31,
		2014	2013
Net loss attributable to Affinion Group Holdings, Inc.	$(169.9)	$(48.9)	$(14.5)
Interest expense, net	212.3	57.5	51.3
Income tax expense	12.7	4.2	5.1
Non-controlling interest	0.6	0.1	(0.1)
Other income, net	—	—	(0.1)
Loss on extinguishment of debt	4.6	—	—
Depreciation and amortization	109.3	25.0	29.6
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	3.3	—	1.3
Certain legal costs (c)	21.6	15.0	0.9
Net cost savings (d)	10.8	5.3	4.7
Other, net (e)	72.9	12.3	7.3

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	278.2	$70.5	$85.5

Effect of the pro forma adjustments (h)	14.4

Adjusted EBITDA, including pro forma adjustments (i)	$292.6

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the intangible assets and property and equipment of Prospectiv, (ix) the impact of an adjustment related to the recognition of International retail revenue and (x) debt refinancing expenses.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2013 in calculating the Adjusted EBITDA under Affinion's amended and restated senior secured credit facility and the indentures governing the 2010 senior notes, the 2013 senior subordinated notes and the PIK/toggle senior notes.
(h)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives as if such restructurings and cost savings initiatives had occurred on April 1, 2013.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings' consolidated net loss for the twelve months ended March 31,2014 and three months ended March 31, 2014 and 2013 to Affinion Holdings' Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended March 31, 2014 (a)	For the Three Months Ended March 31,
		2014	2013
Net loss attributable to Affinion Group Holdings, Inc.	$(169.9)	$(48.9)	$(14.5)
Interest expense, net	212.3	57.5	51.3
Income tax expense	12.7	4.2	5.1
Non-controlling interest	0.6	0.1	(0.1)
Other income, net	—	—	(0.1)
Loss on extinguishment of debt	4.6	—	—
Depreciation and amortization	109.3	25.0	29.6

Segment EBITDA	$169.6	$37.9	$71.3

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the three months ended March 31, 2013, plus consolidated financial data for the three months ended March 31, 2014.